Nature's Sunshine Reports Strong Third Quarter 2025 Results

Net Sales up 12% to $128.3 million, GAAP EPS up 30% to $0.30
Adjusted EBITDA up 42% to $15.2 million
Raised Full-Year Outlook

LEHI, Utah – November 6, 2025 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) ("Nature’s Sunshine"), a leading manufacturer of high-quality herbal and nutritional supplements, reported financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Summary vs. Same Year-Ago Quarter

•Net sales were up 12% to $128.3 million compared to $114.6 million (up 10% in constant currency).
•Gross profit margin increased 200 basis points to 73.3% compared to 71.3%.
•GAAP net income attributable to common shareholders was $5.3 million, or $0.30 per diluted common share, compared to $4.3 million, or $0.23 per diluted common share.
•Adjusted EBITDA was up 42% to $15.2 million compared to $10.7 million.

Management Commentary

“The momentum in our business continued to accelerate in the third quarter, with record net sales of $128 million and adjusted EBITDA of $15 million, representing year-over-year growth of 12% and 42%, respectively,” said Shane Jones, CFO of Nature’s Sunshine. “Our strategic investments in North America Digital continue to pay off, as a surge in new customers, coupled with strong retention, yielded a 52% year-over-year increase in Digital sales. We also continue to see exceptional results in Asia-Pacific, driven by 30%+ growth in both Japan and China during the quarter.”

“Finally, we also saw strong benefit from our cost saving initiatives as gross margin increased 200 basis points to 73.3% during the quarter, its highest level in 15 quarters. We’re very pleased with the progress we’re making across the business and remain confident in our ability to deliver sustainable profitability and create long-term value for shareholders. I am excited to be working alongside our new CEO, Ken Romanzi, who brings the right experience to take this brand to the next level.”

Commenting on his recent appointment, Romanzi said: “I’m thrilled to join Nature’s Sunshine at such an exciting time. With strong fundamentals, a focused strategy, and an energized team, we’re well-positioned to build on our momentum and deliver continued growth and value creation as we close out the year.”

Third Quarter 2025 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
Three Months Ended September 30,	2025	2024	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$64,725	$55,293	17.1%	$1,213	14.9%
Europe	22,107	19,615	12.7	528	10.0
North America	36,224	33,631	7.7	(22)	7.8
Latin America and Other	5,283	6,076	(13.1)	14	(13.3)
	$128,339	$114,615	12.0%	$1,733	10.5%

Net sales in the third quarter increased 12% to $128.3 million compared to $114.6 million in the same year-ago quarter. Excluding the impact from foreign exchange rates, net sales in the third quarter of 2025 increased 10% compared to the year-ago quarter.

Gross profit margin in the third quarter increased to 73.3% compared to 71.3% in the year-ago quarter. The increase was driven by cost savings initiatives, market mix and favorable foreign exchange.

Volume incentives as a percentage of net sales were 30.7% compared to 31.0% in the year-ago quarter. The decrease was primarily due to timing of promotional incentives and changes in product pricing and market mix.

Selling, general and administrative expenses ("SG&A") in the third quarter were $45.7 million compared to $41.0 million in the year‐ago quarter. The increase was primarily related to the timing of compensation costs, incremental investment in digital marketing and consultant events as well as other non-recurring expenses. As a percentage of net sales, SG&A expenses were 35.6% for the third quarter of 2025 compared to 35.7% in the year-ago quarter.

Operating income in the third quarter increased to $9.0 million, or 7.0% of net sales, compared to $5.3 million, or 4.6% of net sales, in the year-ago quarter.

Other income, net, in the third quarter of 2025 was $0.7 million compared to $2.6 million in the third quarter of 2024. Other income, net, primarily consisted of foreign exchange gains in Asia and Europe, partially offset by foreign exchange losses in Latin America and North America that resulted from net changes in foreign currencies. The provision for income taxes was $4.1 million in the third quarter of 2025 compared to $3.3 million for the year-ago quarter.

GAAP net income attributable to common shareholders increased to $5.3 million, or $0.30 per diluted common share, compared to $4.3 million, or $0.23 per diluted common share, in the third quarter of 2024. Net income attributable to NSP China decreased to $1.0 million, or $0.06 per diluted common share, for the third quarter of 2025, compared to $1.5 million, or $0.08 per diluted common share, for the third quarter of 2024.

Adjusted EBITDA in the third quarter increased 42% to $15.2 million compared to $10.7 million in the year-ago quarter. The increase was driven primarily by the increase in net sales. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization, and other income (loss) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income to adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $25.4 million for the nine months ended September 30, 2025, compared to $13.1 million in the prior year period. Capital expenditures during the nine months ended

September 30, 2025, totaled $4.1 million compared to $8.8 million in the comparable period of 2024. During the nine months ended September 30, 2025, the Company repurchased 1,129,000 shares at a total cost of $14.4 million or $12.73 per share. As of September 30, 2025, the Company had cash and cash equivalents of $95.6 million and zero debt.

Outlook

Nature's Sunshine is raising its full year outlook, expecting 2025 net sales to range between $476 - $480 million ($460 - $475 million prior) and adjusted EBITDA to range between $47 - $49 million ($41 - $45 million prior).

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter of 2025 results.

Date: Thursday, November 6, 2025
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-800-717-1738
International dial-in number: 1-646-307-1865
Conference ID: 34830

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through Thursday, November 20, 2025.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 1134830

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety, and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, strategies and financial results, including expected improvements in gross profit and gross margin. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject, including, but not limited to, trade restrictions and export controls;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants' compensation plans;
•geopolitical issues and conflicts, including changes to U.S. trade policy resulting in new or additional tariffs;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our suppliers and contract manufacturers and deliver products to our independent consultants and customers;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•failure to maintain an effective system of internal controls over financial reporting;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income, adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We believe that these non-GAAP measures provide investors with greater transparency to evaluate operational activities and financial results and facilitate consistent comparisons to the historical operating performance of prior periods. We utilize these non-GAAP measures of non-GAAP net income and adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our operating performance and ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of net income, the most comparable GAAP measure, to adjusted EBITDA. We have also included a reconciliation of GAAP net income to non-GAAP net income and non-GAAP adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period's net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

With respect to our adjusted EBITDA outlook for the full year 2025, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gateway-grp.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$128,339	$114,615	$356,337	$336,159
Cost of sales	34,290	32,856	98,392	96,535
Gross profit	94,049	81,759	257,945	239,624

Operating expenses:
Volume incentives	39,348	35,521	108,552	103,784
Selling, general and administrative	45,726	40,954	129,972	120,295
Operating income	8,975	5,284	19,421	15,545
Other income:
Interest and other income (loss), net	51	(13)	524	462
Interest expense	(26)	(26)	(71)	(141)
Foreign exchange gains, net	672	2,654	4,451	1,111
	697	2,615	4,904	1,432
Income before provision for income taxes	9,672	7,899	24,325	16,977
Provision for income taxes	4,137	3,253	8,387	8,353
Net income	5,535	4,646	15,938	8,624
Net income attributable to noncontrolling interests	201	299	524	607
Net income attributable to common shareholders	$5,334	$4,347	$15,414	$8,017

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.30	$0.23	$0.85	$0.43

Diluted earnings per share attributable to common shareholders	$0.30	$0.23	$0.83	$0.42

Weighted average basic common shares outstanding	17,638	18,512	18,174	18,661
Weighted average diluted common shares outstanding	18,034	18,890	18,563	19,115

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$95,554	$84,700
Accounts receivable, net of allowance for doubtful accounts of $66 and $97, respectively	15,114	9,477
Inventories	67,335	59,443
Prepaid expenses and other	8,081	6,959
Total current assets	186,084	160,579

Property, plant and equipment, net	33,972	39,585
Operating lease right-of-use assets	12,963	12,799
Restricted investment securities - trading	1,107	915
Deferred income tax assets	20,360	17,644
Other assets	10,319	9,333
Total assets	$264,805	$240,855

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,119	$8,912
Accrued volume incentives and service fees	25,387	20,563
Accrued liabilities	31,407	25,399
Deferred revenue	7,536	2,774
Income taxes payable	7,599	4,117
Current portion of operating lease liabilities	4,601	3,927
Total current liabilities	83,649	65,692

Liability related to unrecognized tax benefits	444	628
Long-term portion of operating lease liabilities	9,687	10,277
Deferred compensation payable	1,107	915
Deferred income tax liabilities	1,075	1,007
Other liabilities	2,139	1,345
Total liabilities	98,101	79,864

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 17,560 and 18,483 shares issued and outstanding, respectively	103,553	114,577
Retained earnings	72,821	57,407
Noncontrolling interest	6,202	5,678
Accumulated other comprehensive loss	(15,872)	(16,671)
Total shareholders’ equity	166,704	160,991
Total liabilities and shareholders’ equity	$264,805	$240,855

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

Nine Months Ended September 30,	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,938	$8,624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,538	10,195
Non-cash lease expense	3,792	4,386
Share-based compensation expense	4,223	3,580
Loss on sale of property, plant and equipment	—	1,330
Deferred income taxes	(2,104)	26
Purchase of trading investment securities	(94)	(126)
Proceeds from sale of trading investment securities	14	95
Realized and unrealized gains on investments	(112)	(113)
Foreign exchange gains	(4,451)	(1,111)
Changes in assets and liabilities:
Accounts receivable	(5,254)	(2,563)
Inventories	(6,428)	4,392
Prepaid expenses and other current assets	(1,323)	(3,588)
Other assets	(465)	(444)
Accounts payable	(2,401)	838
Accrued volume incentives and service fees	4,165	(876)
Accrued liabilities	5,412	(7,759)
Deferred revenue	4,615	(46)
Lease liabilities	(3,883)	(4,492)
Income taxes payable	2,814	180
Liability related to unrecognized tax benefits	235	442
Deferred compensation payable	192	144
Net cash provided by operating activities	25,423	13,114
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,143)	(8,776)
Net cash used in investing activities	(4,143)	(8,776)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	1,823	40,172
Principal payments of revolving credit facility	(1,823)	(40,172)
Payments related to tax withholding for net-share settled equity awards	(872)	(893)
Repurchase of common stock	(14,376)	(8,436)
Net cash used in financing activities	(15,248)	(9,329)
Effect of exchange rates on cash and cash equivalents	4,822	1,322
Net increase (decrease) in cash and cash equivalents	10,854	(3,669)
Cash and cash equivalents at the beginning of the period	84,700	82,373
Cash and cash equivalents at the end of the period	$95,554	$78,704
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$7,699	$9,782
Cash paid for interest	71	141

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$5,535	$4,646	$15,938	$8,624
Adjustments:
Depreciation and amortization	3,539	3,536	10,538	10,195
Share-based compensation expense	1,285	950	4,223	3,580
Other income, net*	(697)	(2,615)	(4,904)	(1,432)
Provision for income taxes	4,137	3,253	8,387	8,353
Other adjustments (1)	1,386	957	3,239	957
Adjusted EBITDA	$15,185	$10,727	$37,421	$30,277

(1) Other adjustments
Other non-recurring expenses	$1,386	$957	$3,239	$957
Total adjustments	$1,386	$957	$3,239	$957

* Other (income) loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$5,535	$4,646	$15,938	$8,624
Adjustments:
Other non-recurring expenses	1,386	957	3,239	957
Tax impact of adjustments	(347)	(155)	(810)	(155)
Total adjustments	1,039	802	2,429	802
Non-GAAP net income	$6,574	$5,448	$18,367	$9,426

Reported income attributable to common shareholders	$5,334	$4,347	$15,414	$8,017
Total adjustments	1,039	802	2,429	802
Non-GAAP net income attributable to common shareholders	$6,373	$5,149	$17,843	$8,819

Basic income per share, as reported	$0.30	$0.23	$0.85	$0.43
Total adjustments, net of tax	0.06	0.04	0.13	0.04
Basic income per share, as adjusted	$0.36	$0.27	$0.98	$0.47

Diluted income per share, as reported	$0.30	$0.23	$0.83	$0.42
Total adjustments, net of tax	0.06	0.04	0.13	0.04
Diluted income per share, as adjusted	$0.36	$0.27	$0.96	$0.46